UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
521 West 57th Street New York, New York		10019 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 765-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2006, International Flavors & Fragrances Inc. (the “Company”) entered into an agreement with Richard A. Goldstein, the Company’s Chairman of the Board of Directors and Chief Executive Officer, in connection with his previously announced retirement from the Company and his resignation as a director and officer of the Company effective as of May 9, 2006 (which press release announcing such retirement was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on January 17, 2006). The summary of the terms of the agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is filed as Exhibit 10.1 hereto. The agreement includes provisions that Mr. Goldstein will receive severance and other benefits, including retirement treatment with respect to his outstanding long-term incentive awards and other equity awards, which provisions are consistent with the terms and conditions of the Company’s Restated and Amended Executive Separation Policy (as amended through and including December 15, 2004), filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on December 20, 2004.  The agreement also provides for the payment of supplemental pension benefits to Mr. Goldstein in accordance with the Memorandum of Understanding governing Mr. Goldstein's initial employment with the Company on June 1, 2000 (filed as Exhibit 10(a) to the Company's Report on Form 10-Q dated August 14, 2000).

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1            Retirement Agreement dated as of April 3, 2006 between Richard A. Goldstein, Chairman of the Board of Directors and Chief Executive Officer, and the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: April 3, 2006	By:	/s/ Dennis M. Meany
Dennis M. Meany Senior Vice President, General Counsel and Secretary

EXHIBITS INDEX

Exhibit
10.1	Retirement Agreement dated as of April 3, 2006 between Richard A. Goldstein, Chairman of the Board of Directors and Chief Executive Officer, and the Company.